UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2020
_____________________________________________________________________________________

US FOODS HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
(Address of principal executive offices) (Zip code)

(847) 720-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of Registrant.

Borrowings under ABL Facility

As previously disclosed, US Foods, Inc. (“US Foods”) is party to an ABL Credit Agreement, dated as of May 31, 2019 (as amended, the “ABL Credit Agreement”), with a syndicate of lenders. The ABL Credit Agreement provides US Foods with an asset-based senior secured revolving credit facility (the “ABL Facility”) with loan commitments having a maximum aggregate principal amount of $1,600 million. Extensions of credit under the ABL Facility are subject to availability under a borrowing base comprised of various specified percentages of the value of eligible accounts receivable, eligible inventory, eligible transportation equipment and certain unrestricted cash and cash equivalents, which, along with other assets, also serve as collateral for borrowings under the ABL Facility. The ABL Facility is scheduled to mature on May 31, 2024, subject to a springing maturity date in the event that more than $300 million of aggregate principal amount of indebtedness under either US Foods’ senior secured term loan facility or senior notes due 2024 remains outstanding on a date that is sixty (60) days prior to the maturity date for such senior secured term loan facility or senior notes, respectively. The material terms of the ABL Credit Agreement are more fully described in a Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 4, 2019, and a copy of the ABL Credit Agreement is filed as an exhibit thereto and incorporated by reference herein.

On March 23, 2020, US Foods borrowed $300 million under the ABL Facility, and on March 24, 2020, US Foods borrowed an additional $400 million under the ABL Facility. These borrowings were made for the purpose of increasing cash on hand and to preserve financial flexibility in light of the current economic and business uncertainty resulting from the novel coronavirus (“COVID-19”) pandemic. After giving effect to these borrowings, US Foods had an aggregate of $700 million of loans and $312 million of letters of credit outstanding under the ABL Facility.

Borrowings under ABS Facility

Pursuant to an accounts receivable financing facility (the “ABS Facility”), US Foods sells, on a revolving basis, eligible receivables to a wholly owned, special purpose, bankruptcy remote subsidiary, which, in turn, grants a continuing security interest in those eligible receivables for the benefit of the lenders under the ABS Facility. From time to time, borrowings can be requested under the ABS Facility up to a maximum aggregate principal amount of $800 million, provided sufficient eligible receivables are available as collateral. The ABS Facility is scheduled to mature on September 21, 2022. The ABS Facility is subject to customary early termination events, including the inability to satisfy certain criteria related to, among other things, days sales outstanding, dilution, delinquency and uncollectible receivables. In the event the ABS Facility is terminated prior to the scheduled maturity, cash receipts in respect of the subject receivables will, upon receipt thereof, be required to be applied to repay the principal portion of outstanding borrowings and other amounts due thereunder. The material terms of the ABS Facility are more fully described in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the Securities and Exchange Commission on February 13, 2020 (including in Note 13 (Debt) to the Consolidated Financial Statements included therein), which description is incorporated by reference herein.

On March 19, 2020, $200 million was borrowed under the ABS Facility, and on March 20, 2020, an additional $100 million was borrowed under the ABS Facility. Similar to the ABL Facility borrowings noted above, these borrowings were made for the purpose of increasing cash on hand and to preserve financial flexibility in light of the current economic and business uncertainty resulting from the COVID-19 pandemic. After giving effect to these borrowings, US Foods had an aggregate of $640 million of loans and no letters of credit outstanding under the ABS Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 24, 2020	US Foods Holding Corp.

	By:	/s/ Dirk J. Locascio
Dirk J. Locascio
Chief Financial Officer